UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Horizon Therapeutics Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

January 23, 2023

RECOMMENDED CASH OFFER

for

HORIZON THERAPEUTICS PLC

by

Pillartree Limited, a newly formed private limited company wholly owned by Amgen Inc.

to be implemented by way of a scheme of arrangement

under Chapter 1 of Part 9 of the Irish Companies Act 2014

Announcement relating to convening of Scheme Meeting and Extraordinary General Meeting

On December 12, 2022, the board of directors of Horizon Therapeutics plc, a public limited company incorporated in Ireland (the “Company” or “Horizon”) and the board of directors of Amgen Inc., a Delaware corporation (“Amgen”), announced that they had reached agreement on the terms of a cash offer for the Company by Pillartree Limited, a newly formed private limited company wholly owned by Amgen (“Acquirer Sub”), pursuant to which Acquirer Sub will acquire the entire issued and to be issued ordinary share capital of the Company (the “Proposed Transaction”). As outlined in that announcement, the Proposed Transaction is to be implemented by way of a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014 (the “Scheme”).

The Company announces that earlier today the Irish High Court made an order directing that a scheme meeting of Horizon shareholders to consider and vote on the Scheme (the “Scheme Meeting”) be convened. Details in relation to the date, time and place of the Scheme Meeting and related extraordinary general meeting (the “EGM”) are as set out below.

The Scheme Meeting will be held on February 24, 2023 commencing at 10:30 a.m. (Irish time) and the EGM will be held on February 24, 2023 commencing at 10:45 a.m. (Irish time), or, if the Scheme Meeting has not concluded by 10:45 a.m. (Irish time), as soon as possible after the conclusion or adjournment of the Scheme Meeting. Both the Scheme Meeting and the EGM will be held at Horizon’s registered office at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

A proxy statement, which constitutes a scheme circular, relating to the Proposed Transaction, setting out, amongst other things, the full terms and conditions of the Proposed Transaction, information required under Section 452 of the Irish Companies Act 2014, notices convening the Scheme Meeting and the EGM and details of the actions to be taken by Horizon shareholders in relation to the Scheme will be mailed to Horizon shareholders later today. A further announcement will be made today once this has taken place.

Certain capitalised words used in this announcement and not herein defined have the meanings given to such words in the announcement issued by Horizon and Amgen on December 12, 2022 pursuant to Rule 2.7 of the Irish Takeover Rules.

Enquiries

Horizon

Investors: Tina Ventura Tel: +1 224 383 3344

Media: Geoff Curtis Tel: +1 224 383 3333

Morgan Stanley (Joint Financial Advisor to the Company)

Julie Rozenblyum Tel: +1 212 761 4000

Joe Modisett

Tedd Smith

David Kitterick Tel: +44 20 7425 8000

J.P. Morgan (Joint Financial Advisor to the Company)

Dwayne Lysaght Tel: +44 (0) 20 7742 4000

Jeremy Meilman Tel: +1 (212) 270-6000

Ben Carpenter Tel: +1 (212) 270-6000

Steve Frank Tel: +1 (212) 270-6000

Statement Required by the Irish Takeover Rules

The directors of Horizon accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Horizon (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

No Offer or Solicitation

This announcement is for information purposes only and is not intended to, and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The Proposed Transaction will be implemented by way of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document (or, if the Proposed Transaction is implemented by way of a Takeover Offer, the Takeover Offer Document), which contains the full terms and conditions of the Proposed Transaction, including details of how Horizon shareholders may vote in respect of the Proposed Transaction. Any decision in respect of, or other response to, the Proposed Transaction, should be made only on the basis of the information contained in the Proxy Statement (as defined below) (which includes the Scheme Document) (or, if the Proposed Transaction is implemented by way of a Takeover Offer, the Takeover Offer Document) and other relevant documents filed or to be filed with the SEC in connection with the Proposed Transaction, including any documents incorporated therein.

Important Additional Information and Where to Find It

In connection with the Proposed Transaction, Horizon will on the date of this announcement file with the SEC a definitive Proxy Statement today, January 23, 2023 (as may be amended and supplemented, the “Proxy Statement”), which includes the Scheme Document. The Proxy Statement will be mailed from the time of such filing to Horizon shareholders as of the record date of January 19, 2023 established for voting at the Horizon shareholder meetings to approve the Proposed Transaction. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF HORIZON SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Horizon shareholder meetings to approve the Proposed Transaction, the Scheme or related matters, or other responses in relation to the Proposed Transaction, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document) and other relevant documents filed or to be filed with the SEC in connection with the Proposed Transaction, including any documents incorporated therein.

The Proxy Statement, as well as Horizon’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Horizon’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. Horizon shareholders and investors may also obtain, without charge, a copy of the Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to Horizon Therapeutics plc, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or by contacting Tina Ventura, Investor Relations, via email at ir@horizontherapeutics.com.

Participants in the Solicitation

Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Horizon shareholders in connection with the Proposed Transaction and any other matters to be voted on at the Horizon shareholder meetings. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Horizon shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, is, or will be, set forth in the Proxy Statement (which contains the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Proposed Transaction. Additional information about the directors and executive officers of Horizon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Horizon’s definitive Proxy Statement on Schedule 14A for its 2022 annual general meeting of shareholders, dated and filed with the SEC on March 17, 2022. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-looking Statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Horizon’s future prospects, developments and business strategies, and the Proposed Transaction. Such forward-looking statements include, but are not limited to, statements relating to the Proposed Transaction involving Amgen and Horizon, Horizon’s current expectations and estimates about the expected effects and anticipated benefits of the Proposed Transaction, including Amgen’s ability to further diversify its commercial portfolio and expand its pipeline to reinforce continued long-term growth, Amgen’s broadened global scale to further maximize the growth potential of Horizon’s marketed medicines, the combined companies’ long-term R&D discovery and development efforts, and Amgen’s R&D capabilities to rapidly advance the pipeline to find more therapies for patients who are underserved, the date of closing of the Proposed Transaction, including the parties’ ability to satisfy the conditions to the consummation of the Proposed Transaction and the other conditions set forth in the Transaction Agreement, and Horizon’s business activities and strategies. Horizon’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Proposed Transaction in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the Proposed Transaction, including with respect to the approval of Horizon shareholders and required regulatory approvals; potential delays in consummating the Proposed Transaction; the ability of Horizon to timely and successfully achieve the anticipated benefits of the Proposed Transaction; the impact of health pandemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; the effect of the announcement or pendency of the Proposed Transaction on Horizon’s business relationships, operating results and business generally; costs related to the Proposed Transaction; and the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the Transaction Agreement or the Proposed Transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Horizon’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Horizon’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. The forward-looking statements set out in this announcement are made only as of the date hereof. Horizon assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3(a) of the Irish Takeover Rules, any person who is ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of the Company. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (E.T.) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of the Company during the ‘offer period’, by not later than 3:30 p.m. (E.T.) on the ‘business day’ following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of the Company and any offeror must make an ‘opening position disclosure’ by no later 12:00 noon (E.T.) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (E.T.) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4 of the Irish Takeover Rules).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests’ in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8 of the Irish Takeover Rules, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

Overseas Jurisdictions

The release, publication or distribution of this announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Horizon shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the companies and persons involved in the Proposed Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

This announcement has been prepared for the purpose of complying with the Laws of Ireland and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Amgen or required by the Irish Takeover Rules, and permitted by applicable Law and regulation, the Proposed Transaction will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favour of the Proposed Transaction by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Copies of this announcement and any formal documentation relating to the Proposed Transaction will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the Laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Proposed Transaction. If the Proposed Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable Law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality or facilities (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means or instrumentality or facilities from within any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders are contained in the Proxy Statement (which includes the Scheme Document).

General

A copy of this announcement will be available, free of charge (subject to certain restrictions relating to persons resident in certain restricted jurisdictions) on the Horizon website at https://ir.horizontherapeutics.com/information by no later than 12:00 noon (E.T.) on the business day following this announcement and throughout the course of the Proposed Transaction. Neither the contents of the Horizon website nor the contents of any other website accessible from hyperlinks are incorporated into, or form part of, this announcement.